UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2013

EMPIRE GLOBAL GAMING, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-169531	27-2529852
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

555 Woodside Avenue Bellport, New York 11713
(Address of principal executive offices) (877) 643-3200
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.

On April 8, 2013 the Empire Global Gaming, Inc. (the “Company”) entered into a License Agreement (the “Agreement”) with Turtle Island Gaming, Inc. (“Turtle Island”) to license certain of the Company’s intellectual property relating to games which are owned by the Company for a period of ten years and under certain circumstances the license is exclusive during the first three years of the term of the Agreement.  The Company will receive fifty percent (50%) of all revenues generated from all licensed materials.  TIGI has the option to extend the Agreement for successive five (5) year terms.  The Company may terminate the Agreement upon thirty (30) days’ written notice to TIGI in the event that (i) the Company is not earning at least $5,000 per month in royalty payments after six months; (ii) the Company is not earning at least $10,000 per month in royalty payments after one year; or (iii) the Company is not earning at least $20,000 per month in royalty payments after two years.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description	Filed with this Current Report	Incorporated by reference

10.2	License Agreement between Empire Global Gaming, Inc. and Turtle Island Gaming, Inc. dated April 8, 2013	X

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EMPIRE GLOBAL GAMING, INC.

Date: April 12, 2013	By:	/s/ Nicholas Sorge, Sr.
Name: Nicholas Sorge, Sr.
Title: President